EXHIBIT 99





                                                 CONTACTS:
                                                 Dick Badler      312-695-1030
                                                 Mark Borman      312-695-1150






GENERAL INSTRUMENT TO REPORT LITIGATION CHARGE; OTHERWISE, SECOND QUARTER RESULTS TO MEET EXPECTATIONS
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CHICAGO,  IL -- (June 19, 1996) -- As previously  reported by General Instrument
Corporation (NYSE:GIC) on June 12, 1996, the United States District Court for the Eastern District of Texas has entered a final judgment against its Next Level Communications subsidiary and individual defendants in favor of plaintiff DSC Communications, in a total amount of $136,732,000. The company announced today that it will take a pre-tax charge to earnings in its second quarter of $141 million, reflecting the judgment and the costs of litigation and appeal.

The company also indicated that, otherwise, it expected its second quarter results to meet analyst expectations.

General Instrument Corporation is a world leader in developing technology, systems and product solutions for the secure and interactive delivery of video, voice, and data, as well as in manufacturing and distributing discrete semiconductors.

The information set forth above includes "forward looking" information and, accordingly, the cautionary statements contained in Forward-Looking Information filed by the Company as Exhibit 99 to its Form 10-K for the year ended December 31, 1995 are incorporated herein by reference.
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